EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO RULE 13a-14(b) OR RULE 15d-14(b)
OF THE SECURITIES EXCHANGE ACT OF 1934 AND 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Bioject Medical Technologies Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Christine M. Farrell, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Christine M. Farrell
Christine M. Farrell
Vice President of Finance and
Principal Financial Officer
Bioject Medical Technologies Inc.
May 15, 2007

This certification is made solely for the purpose of 18 U.S.C. Section 1350, and not for any other purpose.  A signed original of this written statement required by Section 906 has been provided to Bioject Medical Technologies Inc. and will be retained by Bioject Medical Technologies Inc. and furnished to the Securities and Exchange Commission or its staff upon request.